K & L GATES LLP
1601 K Street, N.W.
Washington, DC 20006
T +1 202 778 9000   F +1 202 778 9100  klgates.com

September 25, 2015

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re: Amana Mutual Funds Trust
Amana Growth Fund
Amana Income Fund
Amana Developing World Fund
Amana Participation Fund
File Nos. 002-96924; 811-04276
Post-Effective Amendment No. 44

Ladies and Gentlemen:

We have acted as counsel to Amana Mutual Funds Trust (the “Trust”) in connection with the preparation of Post-Effective Amendment No. 44 to the Trust's registration statement on Form N-1A (the “Amendment”), and we have reviewed a copy of the Amendment being filed with the U.S. Securities and Exchange Commission.

Pursuant to paragraph (b)(4) of Rule 485 under the Securities Act of 1933, we represent that, based on our review and our assessment of the disclosure changes being effected by the Amendment, the Amendment does not contain disclosures that would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

Very Truly Yours,

/s/ K&L Gates LLP